In re: ***Lisa Meier v. Platinum Energy Resources, Inc.;***
Cause No. 2009-68206; 129th District Court, Harris County, Texas

---

AGREEMENT OF SETTLEMENT AND MUTUAL RELEASE
OF ALL CLAIMS BY AND BETWEEN
LISA BROMILEY MEIER and PLATINUM ENERGY RESOURCES, INC.

Definitions

1. The term "*Agreement*" means this Agreement of Settlement and Mutual Release.

2. The term "*Meier*" means Lisa Bromiley Meier, and her successors, assigns, agents and affiliates.

3. The term "*Platinum*" means Platinum Energy Resources, Inc., and its successors, subsidiaries, assigns, shareholders, officers, managers, employees, agents and affiliates.

4. The term "*Litigation*" means the lawsuit originally styled as: *Lisa Meier v. Platinum Energy Resources, Inc*, Cause No. 2009-68206, 129th District Court, Harris County, Texas.

5. The term "*All Claims*" means any and all claims, complaints, demands, suits, allegations, actions, and/or causes of action accrued or pending as of the date of this *Agreement* -- whether asserted or unasserted in the *Litigation*, whether known or unknown, anticipated or unanticipated, fixed or contingent, liquidated or unliquidated, arising from federal or state law, arising from statutory or common law, arising in contract or in tort, and/or arising at law or in equity-- that arise out of, concern, and/or in any way relate to any past actual or alleged dealings, agreements, relationships, representations and/or communications by, between and/or among the Parties to this *Agreement*.

Terms

6. The Parties agree that, in order to avoid the hardship, trouble, uncertainty and expense associated with vigorously contested litigation, the liability for which is denied by all Parties,

this *Agreement* is the proper means by which to fully, finally, and completely resolve and forever dispose of their disputes through the mutual releases by them of *All Claims* .

7. It is the Parties' specific intention by this *Agreement* that each shall release only those claims which have been or could be brought in their individual or corporate capacities. Any claims belonging to non-parties to this *Agreement* are hereby agreed to not be affected or released in any manner by the terms of this *Agreement*. The only claims in the *Litigation* that are released by the terms of this *Agreement* are the specific claims of the actual Parties hereto.

8. In consideration for the mutual releases and covenants set forth in this *Agreement*, *Meier* does hereby release, acquit, and forever discharge *Platinum* from *All Claims*.

9. In consideration for the mutual releases and covenants set forth in this *Agreement*, *Platinum* does hereby release, acquit, and forever discharge *Meier* from *All Claims*.

10. The terms, provisions, promises and/or agreements contained within the preceding paragraphs do not apply to release any Party from any obligations, liabilities, claims, complaints, demands, allegations, causes of action, injuries, or damages arising from the breach of any promise, agreement, term, provision, warranty, or representation contained in this *Agreement*.

11. The Parties agree that this *Agreement* may be executed in multiple counterparts and/or sets of counterparts, and all counterparts and/or sets of counterparts so executed shall constitute one *Agreement* binding upon all of them, notwithstanding the fact that all of them may not be signatory to the same counterpart or set of counterparts. A photocopy of a signed signature page is as valid as the original signed signature page.

Warranties

12. Each of the Parties to the *Agreement* expressly promises, agrees, warrants, and represents:

(i) that the person executing the *Agreement* on behalf of such Party or entity included in the definition of any Party is legally competent and able to execute this *Agreement* in the capacities indicated, and on behalf of those parties as defined and that the execution and performance of this *Agreement* by such persons or entities will not be in violation of any order of any court of competent jurisdiction;

(ii) that such Party or entity included in the definition of any Party is the sole and exclusive owner of any and all claims and/or causes of action released hereby and that such Party has not assigned, pledged, and/or otherwise in any manner whatsoever sold, transferred, or otherwise encumbered, either by instrument in writing or otherwise, all or any portion of *such* claims and/or causes of action;

(iii) that before executing this *Agreement*, such Party or entity included in the definition of any Party has fully informed himself or itself, of the terms, contents, conditions, and effects of this *Agreement*;

(iv) that before executing this *Agreement*, such Party or entity included in the definition of any Party has had the benefit and advice of counsel; and

(v) that with the exception of the *Litigation*, such Party has not filed or caused to be filed any other suit or action against any other Party to this *Agreement*.

Termination of Litigation

13. In consideration for the mutual releases and covenants set forth in this *Agreement*, the Parties promise and agree to promptly cause the lawful entry of final judgment(s) of dismissal with prejudice of all claims and causes of action against each other in the *Litigation* with all costs and attorneys fees to be borne by the parties incurring.

[Signature Page Following]

Lisa Bromiley Meier

____

STATE OF Texas §
§
COUNTY OF Harris §

Before me, the undersigned authority, on this day personally appeared **Lisa Bromiley Meier**, known to me to be the person whose name is ascribed to the foregoing Agreement of Settlement and Release, and acknowledged to me that he executed the same in the above capacities for the purposes and consideration therein expressed.

Subscribed and sworn to before me this 24th day of March, 2011.

My commission expires: April 24, 2013

____
Notary Public

PEGGY DIEZI
Notary Public, State of Texas
My Commission Expires
April 24, 2013

Platinum Energy Resources, Inc.

By: ______________________________
Al Rahmani
Its Director

STATE OF Texas §
§
COUNTY OF Harris §

Before me, the undersigned authority, on this day personally appeared Al Rahmani, Director, of Platinum Energy Resources, Inc., known to me to be the person whose name is ascribed to the foregoing Agreement of Settlement and Release, and acknowledged to me that he/she executed the same in the above capacities for the purposes and consideration therein expressed.

Subscribed and sworn to before me this 24th day of March, 2011.

My commission expires: April 24, 2013

____
Notary Public

PEGGY DIEZI
Notary Public, State of Texas
My Commission Expires
April 24, 2013